UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

June 23, 2005

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-19731	94-3047598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA

(Address of principal executive offices)

94404

(Zip Code)

(650) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFD 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On September 27, 1996, Gilead Sciences, Inc., a Delaware corporation (“Gilead”), entered into a Development and License Agreement (the “1996 Agreement”) with F. Hoffmann-La Roche Ltd, a Swiss corporation (“Roche Ltd”), and Hoffmann-La Roche Inc., a New Jersey corporation (“Roche US” and together with Roche Ltd, “Roche”), to develop and commercialize therapies to treat and prevent viral influenza. Tamiflu® (oseltamivir phosphate), an antiviral pill for the treatment and prevention of influenza, was co-developed by Gilead and Roche. Under the 1996 Agreement, Roche has the exclusive right to manufacture and sell Tamiflu worldwide, subject to its obligation to pay Gilead a percentage of the net revenues that Roche generates from Tamiflu sales, subject to reduction for certain defined manufacturing costs. On June 23, 2005, Gilead delivered a notice of termination to Roche for material breach of the 1996 Agreement. If, and when, Gilead’s notice of termination becomes effective, all licenses granted to Roche under the 1996 Agreement would terminate and revert to Gilead. The 1996 Agreement was filed as Exhibit 10.42 to the Report on Form 10-Q for the quarter ended September 30, 1996. A copy of the press release announcing the notice of termination is attached as Exhibit 99.1 to this report and a copy of the notice of termination that was delivered to Roche on June 23, 2005 is attached as Exhibit 99.2 to this report.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
99.1	Press Release, issued by Gilead Sciences, Inc. on June 23, 2005.

99.2	Letter dated June 23, 2005 from Gilead Sciences, Inc. to F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)

/s/ John F. Milligan
John F. Milligan Executive Vice President and Chief Financial Officer

Date: June 23, 2005

Exhibit Index

Exhibit Number	Description
99.1	Press Release, issued by Gilead Sciences, Inc. on June 23, 2005.

99.2	Letter dated June 23, 2005 from Gilead Sciences, Inc. to F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc.